SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2013

BRINKER INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10275	75-1914582
(State of Incorporation)	(Commission File Number)	(IRS Employment Identification No.)

6820 LBJ Freeway

Dallas, Texas 75240

(Address of principal executive offices)

Registrant’s telephone number, including area code 972-980-9917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01. Other Events.

On May 8, 2013, Brinker International, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named in the Underwriting Agreement, for the issuance and sale by the Company of $250 million aggregate principal amount of 2.600% Notes due 2018 (the “2018 Notes”) and $300 million aggregate principal amount of 3.875% Notes due 2023 (the “2023 Notes”, and together with the 2018 Notes, the “Notes”), in a public offering pursuant to a registration statement on Form S-3 and a related preliminary prospectus supplement dated May 8, 2013, and a final prospectus supplement to be filed with the Securities and Exchange Commission on or about May 10, 2013.

The Company intends to use the net proceeds from the issuance of the Notes to redeem its outstanding notes due 2014, to repay a portion of the outstanding balance of the Company’s revolving credit facility and for general corporate purposes, including possible repurchases of common stock under the Company’s existing stock repurchase program.

The above description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, which is filed as Exhibit 1.1 hereto.

Hallett & Perrin, P.C., as counsel to the Company, has issued an opinion to the Company, dated May 8, 2013, regarding the legality of the Notes. A copy of such opinion is filed as Exhibit 5.1 hereto.

On May 8, 2013, the Company issued a Press Release announcing the pricing of the offering of the Notes. A copy of this Press Release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

No.	Description

1.1	Underwriting agreement, by and among the Company, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives

5.1	Opinion of Hallett & Perrin, P.C.

23.1	Consent of Hallett & Perrin, P.C. (contained in Exhibit 5.1 above)

99.1	Press release, dated May 8, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRINKER INTERNATIONAL, INC.

Date: May 9, 2013	By:	/s/ Wyman T. Roberts
Wyman T. Roberts, Chief Executive
Officer and President
and President of Chili’s Grill & Bar